                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                       UNDER SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: May 18, 1999
                       (Date of Earliest Event Reported)

                       MACE SECURITY INTERNATIONAL, INC.
            (Exact name of Registrant as Specified in its Charter)

                                   Delaware
                           (State of Incorporation)

                                    0-22810
                           (Commission File Number)

                                  03-0311630
                       (IRS Employer Identification No.)

                 160 Benmont Avenue, Bennington, Vermont 05201
                   (Address of Principal Executive Offices)

                                (802) 447-1503
                        (Registrant's Telephone Number)

ITEM 2.     ACQUISITION OF THE ASSETS OF GENIE CAR WASHES

On May 18, 1999, Mace Security International, Inc., a Delaware corporation (the "Company" or "Registrant"), through its wholly owned subsidiary Mace Car Wash - Arizona, Inc., acquired substantially all of the assets (the "Genie Purchased Assets") of Genie Car Wash Inc. of Austin; Genie Car Care Center, Inc.; and Genie Car Service Center, Inc. (collectively, "Genie") from Genie and Cornett Limited Partnership (collectively with Genie, the "Sellers"). Pursuant to the terms and conditions of the Car Wash Asset Purchase/Sale Agreement executed by Millennia Car Wash, LLC with the Sellers (the "Genie Purchase Agreement"), as assigned to the Company, the Company purchased the real estate, inventory, fixed assets, trade names and trademarks, and intangibles of the car wash operations of Sellers. The Company intends to continue such use of the Genie Purchased Assets. Seller is not affiliated with the Registrant nor with any of the Registrant's subsidiaries. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Genie Purchase Agreement and subsequent amendments, which are incorporated as Exhibits 2.1, 2.2, 2.3, 2.4 and 2.5 respectively.

At Closing under the Genie Purchase Agreement, the Company paid to Sellers an aggregate purchase price, subject to adjustments, of $11,750,000 (the "Genie Purchase Price"), $1,000,000 of which was paid in cash at the closing of the transaction from working capital, $4,750,000 of which was evidenced by the delivery of a promissory note bearing interest at 8% per annum, payable in 90 days of the Closing, and $5,550,000 of which was paid by the delivery of 493,333 unregistered shares of the Registrant's Common Stock, par value $.01, valued in accordance with and subject to restrictions set forth in the terms of the Genie Purchase Agreement. Upon the expiration of a "hold-back" period, assuming that the Company has no claims against the Sellers for breaches of representations and other indemnified claims, the remaining $450,000 will be paid by the issuance to the Sellers of 40,000 additional unregistered shares of the Registrant's Common Stock. The acquisition is accounted for using the "purchase" method of accounting.

In addition, the Sellers and certain principals designated by the Company executed non-competition agreements preventing each from competing, directly or indirectly, with the Company or carrying on the operations of a car wash within certain geographic areas and for certain predetermined periods.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of business acquired.

     Independent Auditor's Report
     Combined Balance Sheets as of December 31, 1998 and 1997
     Combined Statements of Income for the Two Years Ended December 31, 1998 and
          1997
     Combined Statements of Common Stock and Equity for the Two Years Ended
          December 31, 1998 and 1997
     Combined Statements of Cash Flows for the Two Years Ended December 31, 1998
          and 1997.
     Notes to Combined Financial Statements

     Combined Balance Sheet as of March 31, 1999 and March 31, 1998 (Unaudited) Combined Statement of Income for the Three Months
          Ended March 31, 1999 and 1998 (Unaudited)
     Combined Statements of Changes in Stockholders' Equity for the Three Months
          Ended March 31, 1999 and 1998 (Unaudited)
     Combined Statement of Cash Flows for the Three Months
          Ended March 31, 1999 and 1998 (Unaudited)
     Selected Notes to Combined Financial Statements (Unaudited)

(b)  Pro Forma Financial Information

     Pro forma Consolidated Statement of Operations for the Year Ended December
          31,1998 (Unaudited)
     Pro forma Consolidated Statement of Operations for the Three Months Ended
          March 31, 1999 (Unaudited)
     Pro forma Consolidated Balance Sheet as of March 31, 1999 (Unaudited)

(c)  Exhibits

*2.1 Car Wash Asset Purchase/Sale Agreement dated July 8, 1998 between Genie Car
     Wash Inc. of Austin; Genie Car Care Center, Inc.; Genie Car Service Center, Inc.; and Cornett Limited Partnership and Millennia Car Wash LLC.

*2.2 First Amendment to Car Wash Asset Purchase/Sale Agreement effective July 8,
     1998 between Genie Car Wash Inc. of Austin; Genie Car Care Center, Inc.; Genie Car Service Center, Inc.; and Cornett Limited Partnership and Millennia Car Wash Group LLC.

*2.3 Second Amendment to Car Wash Asset Purchase/Sale Agreement effective April
     29, 1999 between Genie Car Wash Inc. of Austin; Genie Car Care Center, Inc.; Genie Car Service Center, Inc.; and Cornett Limited Partnership and Millennia Car Wash Group LLC.

*2.4 Third Amendment to Car Wash Asset Purchase/Sale Agreement effective May 17,
     1999 between Genie Car Wash Inc. of Austin; Genie Car Care Center, Inc.; Genie Car Service Center, Inc.; and Cornett Limited Partnership and Millennia Car Wash Group LLC.

*2.5 Fourth Amendment to Car Wash Asset Purchase/Sale Agreement effective May
     18, 1999 between Genie Car Wash Inc. of Austin; Genie Car Care Center, Inc.; Genie Car Service Center, Inc.; and Cornett Limited Partnership and Millennia Car Wash Group LLC.

*2.6 Promissory Note in the amount of $4,750,000 by Mace Car Wash-Arizona, Inc., dated May 18, 1999, payable to Mike W. Cornett as collecting agent for Genie Car Wash Inc. of Austin; Genie Car Care Center, Inc.; Genie Car Service Center, Inc.; and Cornett Limited Partnership.

*2.7 Security Agreement dated May 18, 1999 between Mace Car Wash-Arizona, Inc.
     and Genie Car Wash Inc. of Austin; Genie Car Care Center, Inc.; Genie Car Service Center, Inc.; and Cornett Limited Partnership.

*99  Press Release dated May 25, 1999.

23.1 Consent of D. Williams & Co., P.C.

--------------------------------------------------------------------------------

* Incorporated by reference

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 2, 1999                   MACE SECURITY INTERNATIONAL, INC.

                                       By:/s/ Gregory M. Krzemien
                                          -----------------------
                                       Gregory M. Krzemien
                                       Chief Financial Officer and Treasurer

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                   AND THE THREE MONTHS ENDED MARCH 31, 1999


The following unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999 give effect to (i) the acquisition on May 17, 1999 of all the outstanding stock of Colonial Full Service Car Wash, Inc. ("Colonial") by Mace Security International, Inc. (the "Registrant" or "Mace") for total consideration paid by Mace of approximately $15.1 million, and (ii) the acquisition of substantially all of the assets of Genie Car Wash, Inc. of Austin, Genie Car Care Center, Inc., and Genie Car Service Center, Inc. (collectively, "Genie") from Genie and Cornett Limited Partnership (collectively with Genie, the "Sellers") for total consideration of approximately $11,750,000.

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 and the three months ended March 31, 1999 gives effect to the aforementioned transactions as if the transactions had occurred on January 1, 1998. The following unaudited pro forma financial data may not be indicative of what the results of operations or financial position of Mace Security International, Inc. would have been, had the transactions to which such data gives effect had been completed on the date assumed, nor are such data necessarily indicative of the results of operations or financial position of Mace Security International, Inc. that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the consolidated financial statements and notes of Mace Security International, Inc. as of December 31, 1998 and for each of the three years in the period then ended and the historical financial statements of Genie appearing elsewhere in this filing.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1998
           (Dollars in thousands, except shares and per share data)


                                                                         Colonial Full
                                                 Mace Security            Service Car             Genie
                                              International, Inc.          Wash, Inc.            Car Wash
                                            -----------------------   --------------------   -----------------
Net sales                                    $                2,404    $            10,697    $          6,553
Cost of sales                                                 1,230                  9,248               4,708

Selling, general and administrative                           1,719                    955               1,914

                                            -----------------------   --------------------   -----------------

             Operating (loss) income                           (545)                   494                 (69)

Other income (expense):
      Interest income                                           137                      -                   5
      Interest expense                                          (95)                  (528)                  -
      Other income                                              221                     53                   6
                                            -----------------------   --------------------   -----------------

(Loss) income from operations before
      income tax expense                                       (282)                    19                 (58)
Income tax expense                                               (4)                   (19)                  -
                                            -----------------------   --------------------   -----------------

Net (loss) income                            $                 (286)   $                 -    $            (58)
                                            =======================   ====================   =================

Net loss per common share:                                   ($0.04)
                                            =======================

Weighted average number of
      common shares outstanding                           6,987,127
                                            =======================


                                                  Pro Forma               Pro Forma
                                                 Adjustments             Consolidated
                                             ------------------     -----------------------
Net sales                                     $               -      $               19,654
Cost of sales                                              (297)(1)                  14,968
                                                             79 (2)
Selling, general and administrative                        (569)(4)                   3,659
                                                           (360)(5)
                                             ------------------     -----------------------

             Operating (loss) income                      1,147                       1,027

Other income (expense):
      Interest income                                         -                         142
      Interest expense                                     (380)(6)                  (1,003)
      Other income                                            -                         280
                                             ------------------     -----------------------

(Loss) income from operations before
      income tax expense                                    767                         446
Income tax expense                                            -                         (23)
                                             ------------------     -----------------------

Net (loss) income                             $             767      $                  423
                                             ==================     =======================

Net loss per common share:                                           $                 0.05
                                                                    =======================

Weighted average number of
      common shares outstanding                                                   8,771,460 (3)
                                                                    =======================

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   For the Three Months Ended March 31, 1999
           (Dollars in thousands, except shares and per share data)



                                                                                                    Colonial Full
                                                Mace Security              Service Car                 Genie
                                             International, Inc.            Wash, Inc.                Car Wash
                                           -----------------------   -----------------------   -----------------------
Net sales                                   $                  704    $                2,642    $                1,755
Cost of sales                                                  364                     2,243                     1,298

Selling, general and administrative                            802                       423                       483

                                           -----------------------   -----------------------   -----------------------

              Operating (loss) income                         (462)                      (24)                      (26)

Other income (expense):
    Interest income                                             47                         -                         5
    Interest expense                                             -                      (129)                        -
    Other income (expense)                                     (53)                       13                         -
                                           -----------------------   -----------------------   -----------------------

(Loss) income
    before income tax expense                                 (468)                     (140)                      (21)
Income tax expense (benefit)                                     -                       (37)                        -
                                           -----------------------   -----------------------   -----------------------

Net (loss) income                           $                 (468)   $                 (103)   $                  (21)
                                           =======================   =======================   =======================

Net loss income per common share            $                (0.07)
                                           =======================

Weighted average number of
    common shares outstanding                            6,387,200
                                           =======================


                                                Pro Forma                 Pro Forma
                                               Adjustments               Consolidated
                                         -----------------------     ---------------------
Net sales                                 $                    -      $              5,101
Cost of sales                                                (78)(1)                 3,862
                                                              35 (2)
Selling, general and administrative                         (139)(4)                 1,452
                                                            (117)(5)
                                         -----------------------     ---------------------

              Operating (loss) income                        299                      (213)

Other income (expense):
    Interest income                                            -                        52
    Interest expense                                        (117)(8)                  (246)
    Other income (expense)                                     -                       (40)
                                         -----------------------     ---------------------

(Loss) income
    before income tax expense                                182                      (447)
Income tax expense (benefit)                                   -                       (37)
                                         -----------------------     ---------------------

Net (loss) income                         $                  182      $               (410)
                                         =======================     =====================

Net loss income per common share                                      $              (0.05)
                                                                     =====================

Weighted average number of
    common shares outstanding                                         $          8,171,533 (3)
                                                                     =====================

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             As of March 31, 1999
                            (Dollars in thousands)

                                                                      Colonial Full
                                              Mace Security            Service Car              Genie
                                           International, Inc.          Wash, Inc.             Car Wash
                                           --------------------    --------------------  --------------------
ASSETS
Current assets:
Cash and cash equivalents                   $       3,572           $          52         $         212


  Cash escrow                                         611                       -                     -
  Accounts receivable, net                          1,271                      32                   541
  Inventories                                       1,502                     231                    74
  Prepaid expenses and other                          285                     138                    19
                                           --------------------    --------------------  --------------------
     Total current assets                           7,241                     453                   846

  Net assets of discontinued operations               327                       -                     -
  Property and equipment, net                       1,079                   9,325                   347

  Intangibles, net                                    912                       -                     -

  Other assets                                        217                     390                   227

                                           --------------------    --------------------  --------------------
    Total Assets                            $       9,776           $      10,168         $       1,420
                                           ====================    ====================   ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                          $         298           $       1,041         $         265
  Accrued expenses                                    232                     316                    74
  Current portion of long term debt                     -                   5,199                     -
                                           --------------------    --------------------  --------------------
  Total current liabilities                           530                   6,556                   339

Deferred income taxes                                   -                      21                     -
Long term debt, less current portion                    -                     514                     -
Other Liabilities                                       -                      39                     -
                                           --------------------    --------------------  --------------------
    Total liabilities                                 530                   7,130                   339

Commitments and contingencies

Stockholders' equity:
    Common stock                                       68                     118                     1


  Additional paid-in capital                       13,333                   3,486                 1,798


  Treasury stock                                      (52)                    (50)                    -
  (Accumulated deficit) retained earnings          (4,103)                   (516)                 (718)

                                           --------------------    --------------------  --------------------

    Total stockholders' equity                      9,246                   3,038                 1,081
                                           --------------------    --------------------  --------------------

    Total liabilities and
      stockholders' equity                  $       9,776          $       10,168         $       1,420
                                           ===================     ===================   ===================



                                                 Pro Forma           Pro Forma
                                                Adjustments        Consolidated
                                           ------------------     ---------------

ASSETS
Current assets:
Cash and cash equivalents                  $        (212)(2)      $        2,624
                                                  (1,000)(2)

  Cash escrow                                          -                     611
  Accounts receivable, net                          (541)(2)               1,303
  Inventories                                          -                   1,807
  Prepaid expenses and other                         (19)(2)                 423
                                           ------------------     ---------------
     Total current assets                         (1,772)                  6,768

  Net assets of discontinued operations                -                     327
  Property and equipment, net                      2,175(1)               20,769
                                                   7,843(2)
  Intangibles, net                                 3,153(1)                7,551
                                                   3,486(2)
  Other assets                                      (227)                    607

                                           ------------------     ---------------
    Total Assets                           $      14,658          $       36,022
                                           ==================     ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                         $        (265)         $        1,338
  Accrued expenses                                   (74)                    548
  Current portion of long term debt                4,750                   9,948
                                           ------------------     ---------------
  Total current liabilities                        4,411                  11,836

Deferred income taxes                                  -                      21
Long term debt, less current portion                   -                     514
Other Liabilities                                      -                      39
                                           ------------------     ---------------
    Total liabilities                              4,411                  12,410

Commitments and contingencies

Stockholders' equity:
    Common stock                                    (106)(1)                  85
                                                       4 (2)

  Additional paid-in capital                       4,868 (1)              27,682


  Treasury stock                                      50                     (52)
  (Accumulated deficit) retained earnings            516 (1)
                                                     718 (2)              (4,103)
                                           ------------------     ---------------

    Total stockholders' equity                    10,247                  23,612
                                           ------------------     ---------------

    Total liabilities and
      stockholders' equity                 $      14,658               $  36,022
                                           ==================     ===============



Notes to Unaudited Pro Forma Consolidated Statement of Operations Adjustments

The Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1998 has been adjusted to reflect the following:

(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Colonial had been completed on January 1, 1998, net of historical depreciation and amortization expense of Colonial.

(2) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Genie had been completed on January 1, 1998, net of historical depreciation and amortization expense of Genie.

(3) For purpose of determining pro forma earnings per share, the issuance of 1,251,000 and 533,333 shares, respectively, of unregistered shares of common stock to effect the acquisition of Colonial and Genie were issued to be outstanding from January 1, 1998 by Mace.

(4) To eliminate intercompany administrative charges of $569,000 related directly to cost sharing arrangements provided by Genie's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(5) To reflect the elimination of intercompany rental expense of $360,000 from Genie's prior parent terminated as a result of the purchase transaction.

(6) To record additional interest expense of $380,000 resulting from a $4.75 million promissory note issued to Genie's prior parent to consummate the acquisition of Genie.

The Unaudited Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 1999 has been adjusted to reflect the following:


(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Colonial had been completed on January 1, 1999, net of historical depreciation and amortization expense of Colonial.

(2) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Genie had been completed on January 1, 1999, net of historical depreciation and amortization expense of Colonial..

(3) For purpose of determining pro forma earnings per share, the issuance of 1,251,000 and 533,333 shares, respectively, of unregistered shares of common stock to effect the acquisition of Colonial and Genie were issued to be outstanding from January 1, 1999 by Mace.

(4) To eliminate intercompany administrative charges of $139,000 related directly to cost sharing arrangements provided by Genie's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(5) To reflect the elimination of intercompany rental expense of $117,000 from Genie's prior parent terminated as a result of the purchase transaction.

(6) To record additional interest expense of $95,000 resulting from a $4.75 million promissory note issued to Genie's prior parent to consummate the acquisition of Genie.

Notes to Unaudited Pro Forma Consolidated Balance Sheet Adjustments

The unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1998 has been adjusted to reflect the following:

(1) On February 4, 1999, the Company entered into a Stock Purchase Agreement for the acquisitions of all the outstanding stock of Colonial Full Service Car Wash, Inc. ("Colonial") for total consideration to be paid by Mace Security International, Inc. of approximately $15,100,000 including 1,251,000 shares of the Registrant's Common Stock valued at $6.6875 per share and the assumption of debt and negative working capital of approximately $6,734,000. Approximately 245,000 shares of the Registrant's Common Stock was "held back" in accordance with the provisions of the Stock Purchase Agreement. Upon the expiration of the "hold-back" period, assuming that the Company has no claims against the Shareholders for breaches of representations and other indemnified claims, the remaining shares will be issued. The acquisition is anticipated to be accounted for under the purchase method. Pursuant to the terms of the stock purchase agreement, all property, equipment, other assets and working capital will be acquired and all liabilities will be assumed. The allocation of the purchase price is preliminary. The actual allocation will be based on management's final evaluation of such assets and liabilities. The excess of the purchase price over the estimated fair value of net assets was allocated to goodwill; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:

Property and equipment........................ $11,500,000
Cost over fair value of net assets acquired...   3,153,000
Current assets acquired.......................     453,000
Other assets acquired.........................     390,000
Current liabilities assumed...................  (6,556,000)
Other liabilities assumed.....................    (574,000)
                                               -------------
                                               $ 8,366,000
                                               =============

(2) On May 18, 1999, the Company entered into an Asset Purchase/Sale Agreement for the acquisition of all the assets (the "Genie Purchased Assets") of Genie Car Wash Inc. of Austin; Genie Car Care Center, Inc.; and Genie Car Service Center, Inc. (collectively, "Genie") from Genie and Cornett Limited Partnership (collectively with Genie, the "Sellers") for an aggregate purchase price, subject to adjustments, of $11,750,000 (the "Genie Purchase Price"), including $1,000,000 of which was paid in cash at the closing of the transaction from working capital, $4,750,000 of which was evidenced by the delivery of a promissory note bearing interest at 8% per annum, payable in 90 days of the Closing, and $5,550,000 of which was paid by the delivery of 493,333 unregistered shares of the Registrant's Common Stock, par value $.01. Upon the expiration of a "hold-back" period, assuming that the Company has no claims against the Sellers for breaches of representations and other indemnified claims, the remaining $450,000 will be paid by the issuance to the Sellers of 40,000 additional unregistered shares of the Registrant's Common Stock. The acquisition is anticipated to be accounted for under the purchase method. Pursuant to the terms of the stock purchase agreement, all property, equipment, other assets and working capital will be acquired and all liabilities will be assumed. The allocation of the purchase price is preliminary. The actual allocation will be based on management's final evaluation of such assets and liabilities. The excess of the purchase price over the estimated fair value of net assets was allocated to goodwill; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ significantly from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:

Property and equipment.......................   $ 8,190,000
Cost over fair value of net assets acquired..     3,486,000
Current assets acquired......................        74,000
                                              -------------
                                                $11,750,000
                                              =============

                         GENIE CAR WASH INC. OF AUSTIN,
                          GENIE CAR CARE CENTER, INC.
                       AND GENIE CAR SERVICE CENTER, INC.

                         Combined Financial Statements

                           December 31, 1998 and 1997

                        (With Auditors' Report Thereon)

                        GENIE CAR WASH INC. OF AUSTIN,
                          GENIE CAR CARE CENTER, INC.
                      AND GENIE CAR SERVICE CENTER, INC.

                               Table of Contents




                                                      Page
                                                     number
                                                     ------

Independent Auditors' Report                            1
Combined Balance Sheets                                 2
Combined Statements of Income                           4
Combined Statements of Common Stock and Equity          5
Combined Statements of Cash Flows                       6
Notes to Combined Financial Statements                  8

The Board of Directors
Genie Car Wash Inc. of Austin,
Genie Car Care Center, Inc. and
Genie Car Service Center, Inc.


                          Independent Auditors' Report


We have audited the accompanying combined balance sheets of Genie Car Wash Inc, of Austin, Genie Car Care Center, Inc. and Genie Car Service Center, Inc., (Companies) as of December 31, 1998 and 1997 and the related combined statements of income, common stock and equity, and cash flows for the years then ended.
The combined financial statements include the financial statements of Genie Car Wash Inc, of Austin, Genie Car Care Center, Inc. and Genie Car Service Center, Inc., which are related through common ownership and management. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                       /s/ D. Williams & Co., P.C.


June 18, 1999

                        GENIE CAR WASH INC. OF AUSTIN,
                          GENIE CAR CARE CENTER, INC.
                      AND GENIE CAR SERVICE CENTER, INC.


                            Combined Balance Sheets

                          December 31, 1998 and 1997

                                    Assets
                                                          1998        1997
                                                       ----------  ----------
Current assets:
  Cash and cash equivalents                            $  226,747     327,231
  Accounts receivable                                     141,111     131,554
  Other related party receivable                        1,110,000       --
  Current portion of notes receivable                      21,362      29,211
  Inventories                                              90,145      91,527
                                                       ----------  ----------
                                                        1,589,365     579,523
Property, plant and equipment:
  Plant and equipment                                   2,526,274   2,481,546
  Less: accumulated depreciation                        2,204,296   2,021,993
                                                       ----------  ----------
                                                          321,978     459,553

  Land                                                     55,169      55,169
  Construction in progress                                  --          7,350
                                                       ----------  ----------
                                                          377,147     522,072
                                                       ----------  ----------
Other assets:
  Noncurrent notes receivable                             231,324     251,600
  Deposits                                                   --           300
                                                       ----------  ----------
                                                          231,324     251,900
                                                       ----------  ----------
                                                       $2,197,836   1,353,495
                                                       ==========  ==========

  The accompanying notes are an integral part of these financial statements.

                      Liabilities, Common Stock and Equity
                      ------------------------------------


                                                             1998               1997
                                                       -----------------  -----------------
Current liabilities:
  Accounts payable                                           $   34,452             34,856
  Other related party payable                                   964,925             78,278
  Accrued expenses                                               96,033             79,657
                                                             ----------          ---------

                                                              1,095,410            192,791
                                                             ----------          ---------


Stockholders' Equity:
  Capital Stock                                                   1,300              1,300
  Additional paid in capital                                  1,798,106          1,798,106
  Retained earnings (deficit)                                  (696,980)          (638,702)
                                                             ----------          ---------

                                                              1,102,426          1,160,704
                                                             ----------          ---------








                                                             $2,197,836          1,353,495
                                                             ==========          =========

                         GENIE CAR WASH INC. OF AUSTIN,
                          GENIE CAR CARE CENTER, INC.
                       AND GENIE CAR SERVICE CENTER, INC.

                         Combined Statements of Income

                     Years ended December 31, 1998 and 1997



                                                             1998               1997
                                                       -----------------  ----------------
Operating revenues:
  Car wash and detail                                        $5,162,974          4,972,926
  Lube and other services
    Fuel                                                      1,237,762          1,480,755
    Merchandise                                                 152,039            151,082
                                                             ----------          ---------

                                                              6,552,775          6,604,763
                                                             ----------          ---------

Cost of sales:
  Car wash and detail                                         3,269,875          3,085,098
  Lube and other services
    Fuel                                                      1,163,142          1,405,477
    Merchandise                                                  92,270            109,386
                                                             ----------          ---------

                                                              4,525,287          4,599,961
                                                             ----------          ---------

                                                              2,027,488          2,004,802
                                                             ----------          ---------

Operating expense:
  Depreciation                                                  182,303            172,699
  Sales, general and administrative                           1,914,124          1,705,591
                                                             ----------          ---------

                                                              2,096,427          1,878,290
                                                             ----------          ---------

          Operating income (loss)                               (68,939)           126,512
                                                             ----------          ---------

Other revenue and (expense):
  Net interest income                                             4,694              5,800
  Other income                                                    5,967                580
                                                             ----------          ---------

                                                                 10,661              6,380
                                                             ----------          ---------

          Net income (loss)                                  $  (58,278)           132,892
                                                             ==========          =========



The accompanying notes are an integral part of these financial statements.

                          GENIE CAR WASH INC. AUSTIN,
                          GENIE CAR CARE CENTER, INC.
                      AND GENIE CAR SERVICE CENTER, INC.

            Combined Statements of Changes in Stockholders' Equity

                    Years ended December 31, 1998 and 1997


                                                                                          Retained
                                                           Common         Additional      Earnings
                                                            Stock      Paid in Capital    (Deficit)      Total
                                                           -------     ---------------    ---------      -----
Balance at January 1, 1997                                $1,300        1,798,106       (681,594)       1,117,812
  Net Income                                                 --            --            132,892          132,892
  Distribution                                               --            --            (90,000)         (90,000)
                                                          ------        ---------       --------        ---------
Balance at December 31, 1997                               1,300        1,798,106       (638,702)       1,160,704
  Net Income                                                 --            --            (58,278)         (58,278)
                                                          ------        ---------        -------        ---------
Balance at December 31, 1998                              $1,300        1,798,106       (696,980)       1,102,426
                                                          ======        =========        =======        =========


  The accompanying notes are an integral part of these financial statements.

                        GENIE CAR WASH INC. OF AUSTIN,
                          GENIE CAR CARE CENTER, INC.
                      AND GENIE CAR SERVICE CENTER, INC.

                       Combined Statements of Cash Flows

                    Years ended December 31, 1998 and 1997

                                                          1998         1997
                                                       ----------   ----------
Cash Flows from Operating Activities:
  Net income (loss)                                  $    (58,278)     132,892
  Adjustments to reconcile net income (loss)
   to cash provided by operating activities:
     Depreciation                                         182,303      172,699
  Changes in assets and liabilities:
   (Increase) in accounts receivable                       (9,557)     (47,556)
   Decrease in inventory                                    1,382       26,282
   (Increase) decrease in other related party
     receivable                                        (1,110,000)      82,125
   Decrease in deposits                                       300         --
   Increase (decrease) in accounts payable                   (404)      34,049
   Increase in other related party payable                886,647       78,278
   Increase (decrease) in accrued expenses                 16,376      (50,651)
                                                       ----------   ----------
                                                          (32,953)     295,226
                                                       ----------   ----------
         Net cash provided (used) by operating
           activities                                     (91,231)     428,118
                                                       ----------   ----------
Cash Flows from Investing Activities:
   Collections on notes receivable                         28,125       24,158
   Purchase of property, plant and equipment              (37,378)    (302,556)
   Additions to construction-in-progress                     --         (7,350)
                                                       ----------   ----------
         Net cash (used) by investing activities           (9,253)    (285,748)
                                                       ----------   ----------

  The accompanying notes are an integral part of these financial statements.

                                                          1998         1997
                                                       ----------   ----------
Cash Flows from Financing Activities:
  Shareholder distribution                                   --        (90,000)
                                                       ----------   ----------
                                                             --        (90,000)
                                                       ----------   ----------
Net increase (decrease) in cash and cash equivalents     (100,484)      52,370
Cash and cash equivalents at beginning of year            327,231      274,861
                                                       ----------   ----------
Cash and cash equivalents at end of year              $   226,747      327,231
                                                       ==========   ==========
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the year for:
    Interest                                          $    53,315       37,511
                                                       ==========   ==========

                         GENIE CAR WASH INC. OF AUSTIN,
                          GENIE CAR CARE CENTER, INC.
                       AND GENIE CAR SERVICE CENTER, INC.

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1997


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     Nature of Operations
     --------------------

     The accompanying combined financial statements include the accounts of Genie Car Wash Inc. of Austin, Genie Car Care Center, Inc. and Genie Car Service Center, Inc. These Companies are related through common ownership and management. Management believes that the presentation of combined financial statements for the Companies is appropriate based upon the agreement to sell substantially all of the Companies assets as discussed in
     Note 6. All significant intercompany balances and transactions have been eliminated in combination.

     Each Company owns and operates a car wash in the Austin, Texas area under the name of Genie Car Wash. Each car wash provides a range of car care services including gasoline and diesel fuel sales, full service car wash, self-service car wash, self-service wash bays and a custom detail shop.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents
     -------------------------

     Cash and cash equivalents for purposes of the statement of cash flows are as follows:

                                     1998      1997
                                   ---------  -------
       Cash in bank and on hand     $226,747  327,231
                                    ========  =======


     The Companies have funds on deposit with one financial institution which exceeds the federally insured limit of $100,000.



                                                                       continued

                         GENIE CAR WASH INC. OF AUSTIN,
                          GENIE CAR CARE CENTER, INC.
                       AND GENIE CAR SERVICE CENTER, INC.

                     Notes to Combined Financial Statements


     Inventories
     -----------

     Inventories consist of fuel, soap, car wash chemicals and merchandise. Fuel is stated at lower cost (first in - first out) or market. All other inventory is stated at an estimated value based on purchases. Inventories by major categories are as follows:

                                        1998     1997
                                      --------  ------
       Gasoline                        $26,552  34,076
       Diesel                            7,002  11,782
       Merchandise                      16,123  24,679
       Soap and car wash chemicals      40,468  20,990
                                       -------  ------
                                       $90,145  91,527
                                       =======  ======


     Property, Plant and Equipment and Related Depreciation
     ------------------------------------------------------

     Plant and equipment are stated at cost less accumulated depreciation. The straight-line and declining balance methods are used to calculate depreciation with the estimated useful lives as follows:

          Buildings                                      10 - 20 years
          Furniture, fixtures and equipment                    5 years

     A summary of property, plant and equipment follows:

                                               1998        1997
                                            -----------  ---------
       Buildings                             $  397,624    397,624
       Furniture, fixtures and equipment      2,128,650  2,083,922
                                             ----------  ---------
                                             $2,526,274  2,481,546
                                             ==========  =========


     Maintenance, repairs and minor renewals are charged to operations during the year incurred. Major renewals and betterments are charged to the property accounts. Upon the sale or retirement of property, plant and equipment, the cost thereof and the accumulated depreciation are removed from the accounts. Gains or losses on the sale or retirement of property, plant and equipment are credited or charged to operations.



                                                                       continued

                         GENIE CAR WASH INC. OF AUSTIN,
                          GENIE CAR CARE CENTER, INC.
                       AND GENIE CAR SERVICE CENTER, INC.

                     Notes to Combined Financial Statements


     Common Stock and Equity
     -----------------------

     Each of the Companies has 100,000 shares of common stock authorized with a par value of $1 per share and carries voting rights of one vote per share. At December 31, 1998 and 1997 the shares issued and outstanding are as follows:

                                            1998                1997
                                       -----------------  -----------------
                                       # shares   Value   # shares   Value
                                       --------  -------  --------  -------
     Genie Car Wash Inc. of Austin          100   $  100       100   $  100
     Genie Car Care Center, Inc.            100      100       100      100
     Genie Car Service Center, Inc.       1,100    1,100     1,100    1,100
                                          -----   ------     -----   ------
                                          1,300   $1,300     1,300   $1,300
                                          =====   ======     =====   ======


(2)  Accounts Receivable
     -------------------

     Accounts receivable are stated at estimated net realized value. Detail concerning accounts receivable is presented below:

                                  1998       1997
                               ----------  --------
       Genie Oil Company        $130,464   121,161
       Lube wash receivable       10,815    10,904
       Employees                    (168)     (511)
                                --------   -------
                                $141,111   131,554
                                ========   =======


     The Companies sell gasoline and diesel fuel under the Conoco brand name. The Companies purchase substantially all of their gasoline and diesel from Genie Oil Company (see Note 5), a petroleum marketer for Conoco. The Companies also process all credit card transactions through Genie Oil Company. The credit card receipts are netted against fuel purchases at the end of each period creating either a receivable or payable on the Companies' accounts.

     The Companies also have an agreement with several quick lube outlets in the Austin, Texas area whereby oil change customers can either receive a discount on oil changes or a coupon for a free car wash. Coupons redeemed for car washes are submitted to the quick lube outlets for payment.



                                                                       continued

                         GENIE CAR WASH INC. OF AUSTIN,
                          GENIE CAR CARE CENTER, INC.
                       AND GENIE CAR SERVICE CENTER, INC.

                     Notes to Combined Financial Statements

(3)    Notes receivable
       ----------------

     A summary of long-term notes receivable is as follows:

                                                     1998      1997
                                                   ---------  -------
        Note from K-Wash, a Texas Corporation,
        collateralized by a secondary lien on
        car wash property located in Waco, Texas
        with a primary lien to Texas First Bank.
        Original amount of $300,000 due in
        monthly installments of principal and
        interest of $3,335 through August 15,
        2008.  Interest rate is 10% at
        December 31, 1998.                         $ 247,338  268,840

        Note from an individual, collateralized
        by a car wash in Valley Mills,
        Texas in the original amount of $30,000
        with monthly installments of
        principal and interest of $615 through
        August 15, 2001. Interest rate is 8.50%
        at December 31, 1998.                          5,348   11,971
                                                    --------  -------

                                                     252,686  280,811

              Less current portion                    21,362   29,211
                                                    --------  -------

                                                   $ 231,324  251,600
                                                    ========  =======


(4)  Federal income taxes
     --------------------

     The Companies are taxed as S Corporations under the Internal Revenue Code and applicable state statutes. Under an S Corporation election, the income of the corporation flows through to the stockholders to be taxed at the individual level rather than the corporate level. Accordingly, the Companies will have no tax liability (with limited exceptions) as long as the S Corporation election is in effect.

(5)  Related Parties Transactions
     ----------------------------

     The Companies, along with Genie Oil Company, Cornett L.P., CACR L.P., and Tenroc Investments are owned in whole or in part by Mike Cornett. Each of the Companies had significant transactions with the other related parties. Genie Oil Company provides management services for the Companies by providing accounting services, insurance coverage and management personnel. Each of the Companies pays a monthly management fee and a monthly office charge. Each of the Companies is also billed for insurance coverage and management salaries. In addition, Genie Car Wash Inc. of Austin and Genie Car Care Center, Inc. pay a monthly rental fee for land and buildings to Cornett L.P.

                                                                       continued

                         GENIE CAR WASH INC. OF AUSTIN,
                          GENIE CAR CARE CENTER, INC.
                       AND GENIE CAR SERVICE CENTER, INC.

                     Notes to Combined Financial Statements


     A summary of expenses paid to Genie Oil Company and Cornett L.P. for the years ended December 31, 1998 and 1997 is as follows:

                                 1998        1997
                              -----------  ---------
       Management fees         $  568,616    631,182
       Management salaries        640,938    445,762
       Payroll taxes               44,598     31,018
       Office expense             108,004    108,000
       Insurance                  189,330    181,236
       Rent                       360,000    360,000
                               ----------  ---------
                               $1,911,486  1,757,198
                               ==========  =========

     As discussed in Note 2, the Companies purchase substantially all of their gasoline and diesel fuel from Genie Oil Company. A summary of purchases for the years ended December 31, 1998 and 1997 is as follows:

                                 1998        1997
                              -----------  ---------
       Gasoline and diesel     $1,150,837  1,870,575
                               ==========  =========

     In the normal course of business, the Companies have an agreement with the other related parties to provide short-term advances as needed for operations. Interest is charged based upon the prevailing rate at the time of the advance. A summary of the net short-term advances at December 31, 1998 and 1997 are as follows:

                                             1998        1997
                                          -----------  --------
       Advances from Genie Oil Company    $ (964,925)  (73,278)
       Advances to (from) other
         related parties                   1,110,000    (5,000)
                                          ----------   -------
                                          $  145,075   (78,278)
                                          ==========   =======

     A summary of interest paid to and received from related parties is as follows:

                              1998       1997
                           ----------  --------
       Interest income      $ 31,930    19,784
       Interest expense      (53,315)  (37,511)
                            --------   -------
                            $(21,385)  (17,727)
                            ========   =======

(6)    Commitments
       -----------

     On May 18, 1999, Mike Cornett entered into an agreement to sell substantially all of the Companies assets along with the land and buildings owned by Cornett L.P. to Mace Securities International, Inc. for $11,750,000.

                        GENIE CAR WASH INC. OF AUSTIN,
                          GENIE CAR CARE CENTER, INC.
                      AND GENIE CAR SERVICE CENTER, INC.

                            Combined Balance Sheets

                            March 31, 1999 and 1998
                                  (Unaudited)


                                    Assets
                                    ------


                                                             1999               1998
                                                       -----------------  -----------------
Current assets:
  Cash and cash equivalents                                   $  211,739            315,187
  Accounts receivable                                              9,800             15,860
  Other related party receivable                                 531,527            437,610
  Current portion of notes receivable                             19,363             23,558
  Inventories                                                     74,062             85,768
                                                              ----------          ---------

                                                                 846,491            877,983
                                                              ----------          ---------

Property, plant and equipment:
  Plant and equipment                                          2,526,274          2,481,546
  Less:  accumulated depreciation                              2,234,059          2,064,421
                                                              ----------          ---------

                                                                 292,215            417,125

  Land                                                            55,169             55,169
  Construction in progress                                             -              7,350
                                                              ----------          ---------

                                                                 347,384            479,644
                                                              ----------          ---------

Other assets:
  Noncurrent notes receivable                                    227,052            249,784
  Deposits                                                             -                300
                                                              ----------          ---------

                                                                 227,052            250,084
                                                              ----------          ---------

                                                              $1,420,927          1,607,711
                                                              ==========          =========



See accompanying selected notes.

                     Liabilities, Common Stock and Equity
                     ------------------------------------

                                                             1999               1998
                                                       -----------------  -----------------
Current liabilities:
  Accounts payable                                           $   35,953             35,953
  Other related party payable                                   229,380            289,978
  Accrued expenses                                               74,451             68,828
                                                             ----------          ---------

                                                                339,784            394,759
                                                             ----------          ---------


Stockholders' Equity:
  Capital Stock                                                   1,300              1,300
  Additional paid in capital                                  1,798,106          1,798,106
  Retained earnings                                            (718,263)          (586,454)
                                                             ----------          ---------

                                                              1,081,143          1,212,952
                                                             ----------          ---------



                                                             $1,420,927          1,607,711
                                                             ==========          =========

                        GENIE CAR WASH INC. OF AUSTIN,
                          GENIE CAR CARE CENTER, INC.
                      AND GENIE CAR SERVICE CENTER, INC.

                         Combined Statements of Income

                  Three months ended March 31, 1999 and 1998
                                  (Unaudited)

                                                             1999               1998
                                                       -----------------  ----------------
Operating revenues:
  Car wash and detail                                        $1,379,954          1,238,374
  Lube and other services
    Fuel                                                        337,173            316,320
    Merchandise                                                  37,460             37,755
                                                             ----------          ---------

                                                              1,754,587          1,592,449
                                                             ----------          ---------

Cost of sales:
  Car wash and detail                                           931,035            800,388
  Lube and other services
    Fuel                                                        319,360            299,787
    Merchandise                                                  18,207             21,279
                                                             ----------          ---------

                                                              1,268,602          1,121,454
                                                             ----------          ---------

                                                                485,985            470,995
                                                             ----------          ---------

Operating expense:
  Depreciation                                                   29,763             42,428
  Sales, general and administrative                             483,086            380,484
                                                             ----------          ---------

                                                                512,849            422,912
                                                             ----------          ---------

          Operating income (loss)                               (26,864)            48,083
                                                             ----------          ---------

Other revenue and (expense):
  Net interest income                                             5,581              4,165
                                                             ----------          ---------

                                                                  5,581              4,165
                                                             ----------          ---------

          Net income (loss)                                  $  (21,283)            52,248
                                                             ==========          =========



See accompanying selected notes.

                        GENIE CAR WASH INC. OF AUSTIN,
                          GENIE CAR CARE CENTER, INC
                      AND GENIE CAR SERVICE CENTER, INC.

            Combined Statements of Changes in Stockholders' Equity

                  Three months ended March 31, 1999 and 1998
                                  (Unaudited)

                                                           1999
                                -----------------------------------------------------------
                                  Common        Additional        Retained
                                   Stock      Paid in Capital     Earnings        Total
                                -----------  -----------------  ------------  -------------
Balance at January 1, 1999           $1,300          1,798,106     (696,980)     1,102,426

  Net (loss)                              -                  -      (21,283)       (21,283)
                                     ------          ---------     --------      ---------

Balance at March 31, 1999            $1,300          1,798,106     (718,263)     1,081,143
                                     ======          =========     ========      =========

                                                           1998
                                ----------------------------------------------------------
                                  Common        Additional        Retained
                                   Stock      Paid in Capital     Earnings       Total
                                -----------  -----------------  ------------  ------------

Balance at January 1, 1998           $1,300          1,798,106     (638,702)     1,160,704

  Net income                              -                  -       52,248         52,248
                                     ------          ---------     --------      ---------

Balance at March 31, 1998            $1,300          1,798,106     (586,454)     1,212,952
                                     ======          =========     ========      =========



See accompanying selected notes.

                        GENIE CAR WASH INC. OF AUSTIN,
                          GENIE CAR CARE CENTER, INC.
                      AND GENIE CAR SERVICE CENTER, INC.

                       Combined Statements of Cash Flows

                  Three months ended March 31, 1999 and 1998
                                  (Unaudited)


                                                                1999               1998
                                                          -----------------  ----------------
Cash Flows from Operating Activities:
  Net income (loss)                                              $ (21,283)           52,248
                                                                 ---------          --------
  Adjustments to reconcile net income (loss)
    to cash provided by operating activities:
      Depreciation                                                  29,763            42,429
  Changes in assets and liabilities:
    Decrease in accounts receivable                                131,311           115,694
    Decrease in inventory                                           16,083             5,759
    (Increase) decrease in other related party
      receivable                                                   578,473          (437,610)
    Increase in accounts payable                                     1,501             1,097
    Increase (decrease) in other related
      party payable                                               (735,545)          211,700
    (Decrease) in accrued expenses                                 (21,582)          (10,829)
                                                                 ---------          --------

          Total adjustments                                              4           (71,760)
                                                                 ---------          --------

          Net cash (used) by operating activities                  (21,279)          (19,512)
                                                                 ---------          --------


Cash Flows from Investing Activities:
    Collections on notes receivable                                  6,271             7,468
                                                                 ---------          --------

          Net cash provided by investing activties                   6,271             7,468
                                                                 ---------          --------



See accompanying selected notes.

                                                                1999               1998
                                                          -----------------  ----------------
Cash Flows from Financing Activities:
Shareholder distribution                                          -                 -
                                                          -----------------  ----------------

                                                                  -                 -
                                                          -----------------  ----------------


Net (decrease) in cash and cash equivalents                        (15,008)          (12,044)

Cash and cash equivalents at beginning of period                   226,747           327,231
                                                          ----------------           -------

Cash and cash equivalents at end of period                        $211,739           315,187
                                                          ================           =======

Supplemental Disclosures of Cash Flow Information:

  Cash paid during the period for:
    Interest                                              $     -                     11,323
                                                          ================           =======


                        GENIE CAR WASH INC. OF AUSTIN,
                          GENIE CAR CARE CENTER, INC.
                      AND GENIE CAR SERVICE CENTER, INC.

                Selected Notes to Combined Financial Statements

                            March 31, 1998 and 1997


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     Nature of Operations
     --------------------

     The accompanying combined financial statements include the accounts of Genie Car Wash Inc. of Austin, Genie Car Care Center, Inc. and Genie Car Service Center, Inc. These Companies are related through common ownership and management. All significant intercompany balances and transactions have been eliminated in combination.

     Each Company owns and operates a car wash in the Austin, Texas area under the name of Genie Car Wash. Each car wash provides a range of car care services including gasoline and diesel fuel sales, full service car wash, self-service car wash, self-service wash bays and a custom detail shop.

     Unaudited Financial Statements
     ------------------------------

     The combined financial statements for the three months ended March 31, 1999 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the combined financial statements for the interim period have been included.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Inventories
     -----------

     Inventories consist of fuel, soap, car wash chemicals and merchandise. Fuel is stated at lower cost (first in - first out) or market. All other inventory is stated at an estimated value based on purchases.

                        GENIE CAR WASH INC. OF AUSTIN,
                          GENIE CAR CARE CENTER, INC.
                      AND GENIE CAR SERVICE CENTER, INC.

                Selected Notes to Combined Financial Statements


     Property, Plant and Equipment and Related Depreciation
     ------------------------------------------------------

     Plant and equipment are stated at cost less accumulated depreciation. The straight-line and declining balance methods are used to calculate depreciation with the estimated useful lives as follows:

          Buildings                                      10 - 20 years
          Furniture, fixtures and equipment                    5 years

     Maintenance, repairs and minor renewals are charged to operations during the year incurred. Major renewals and betterments are charged to the property accounts. Upon the sale or retirement of property, plant and equipment, the cost thereof and the accumulated depreciation are removed from the accounts. Gains or losses on the sale or retirement of property, plant and equipment are credited or charged to operations.

(2)  Subsequent Events
     -----------------

     On May 18, 1999, Mike Cornett entered into an agreement and sold substantially all of the Companies assets along with the land and buildings owned by Cornett L.P. to Mace Securities International, Inc. for $11,750,000.

                                 EXHIBIT INDEX


EXHIBIT NO.         DESCRIPTION
-----------         -----------

23.1                Consent of D. Williams & Co., P.C.